UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

AEROFLEX HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-165920	01-0899019
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

35 South Service Road
P.O. Box 6022
Plainview, New York	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 694-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2010, Aeroflex Incorporated (“Aeroflex”), a wholly owned subsidiary of Aeroflex Holding Corp. (“Aeroflex Holding”), issued a press release announcing Aeroflex’s repurchase of $26.0 million of its 11.75% Senior Subordinated Unsecured Term Loans (the “Term Loans”) at a price of $1,110 for each $1,000 of principal amount of Term Loans repurchased, plus accrued interest, using the proceeds of Aeroflex Holding’s recently completed initial public offering. This repurchase, together with the amounts previously repurchased by Aeroflex pursuant to its tender offer which closed on December 7, 2010 (the “Tender Offer”), bring the total amount of Term Loans repurchased by Aeroflex to approximately $154.4 million.

Aeroflex also repurchased in the Tender Offer an aggregate of approximately $32.2 million of its 11.75% Senior Notes due 2015 (the “Senior Notes”).

As a result of the above described repurchases, Aeroflex currently has outstanding approximately $13.6 million of Term Loans and $192.8 million of Senior Notes.

A copy of Aeroflex’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

Exhibit 99.1   Press Release dated December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX HOLDING CORP.

By:	/s/ John Adamovich, Jr.
John Adamovich, Jr.
Senior Vice President, Chief
Financial Officer and Secretary

Date:  December 22, 2010